Exhibit 10.4

SECURITY AND PLEDGE AGREEMENT

Dated as of February 21, 2023

among

Each Grantor From Time to Time Party Hereto

and

PureTech Health LLC

in its Capacity as the Secured Party for the Holders

12.0% Convertible Senior Secured Notes due 2023

SCHEDULE 1	—	INFORMATION AND COLLATERAL LOCATIONS
SCHEDULE 2	—	COMMERCIAL TORT CLAIMS
SCHEDULE 3	—	INTELLECTUAL PROPERTY
SCHEDULE 4	—	PLEDGED COMPANIES
SCHEDULE 5	—	UCC FILING JURISDICTIONS
SCHEDULE 6	—	ACCOUNTS
SCHEDULE 7	—	NEGOTIABLE COLLATERAL
EXHIBIT A	—	FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT B	—	FORM OF PATENT SECURITY AGREEMENT
EXHIBIT C	—	FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT D	—	FORM OF PLEDGED INTERESTS ADDENDUM

This SECURITY AND PLEDGE AGREEMENT is dated as of February 21, 2023, by and among (i) Gelesis Holdings, Inc., a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), Gelesis 2012, Inc., a Delaware corporation, Gelesis, LLC, a Delaware limited liability company, and those additional Persons that hereafter become parties hereto by executing a joinder agreement (the “Grantors,” as more fully set forth in Section 1), and (ii) PureTech Health LLC, a Delaware limited liability company (in its individual capacity, “Initial Holder”), as agent for all of the Holders (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement, dated as of the date hereof (the “Issue Date”) (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NPA”) by and among the Company, the Co-Issuer, the Initial Holder and the other the individuals and entities who become parties thereto from time to time (together with the Initial Holder, the “Holders”);

WHEREAS, pursuant to the NPA, the Company has issued $5,000,000 principal amount of its 12.0% Convertible Senior Secured Notes due 2023 (together with any additional notes issued pursuant to Section 2.3 of the NPA, the “Notes”) upon the terms and subject to the conditions set forth therein to the Initial Holder;

WHEREAS, this Agreement is made by the Grantors in favor of the Secured Party to secure the payment and performance in full when due of the Secured Obligations (as defined below).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the NPA. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (as defined below) (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the NPA; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. The terms defined in this Section 1 include the plural as well as the singular. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Account” means an account (as that term is defined in Article 9 of the Code).

“Account Control Agreement” means, with respect to any deposit account, commodity account or securities account maintained by any Grantor (other than any Excluded Account), an account control agreement in form and substance reasonably satisfactory to the Secured Party, duly executed and delivered by such Grantor and the depositary bank, commodity intermediary or the securities intermediary, as the case may be, with which such account is maintained, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Secured Party.

“Acquisition Documents” means the agreements, instruments and documents evidencing or entered into in connection with an acquisition permitted under the Note Documents by a Grantor.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting stock or by contract or otherwise; provided, that the Secured Party shall not be deemed to be an Affiliate of any Grantor or of any Subsidiary of any Grantor solely by reason of the provisions of the Note Documents.

“Agreement” means this agreement as originally executed or, if amended, restated or otherwise modified from time to time as herein provided, as so amended, restated or modified.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Books” means books, records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information), files, correspondence, customer lists, supplier lists and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Captive Insurance Subsidiary” means any Subsidiary of any Grantor that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Documents” means, collectively, this Agreement, any Mortgages, each Account Control Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement and all supplements to any of the foregoing and other instruments or documents or delivered by any Grantor or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Secured Obligations pursuant to the NPA or any of the other Note Documents in order to grant to the Secured Party, on behalf of the Holders, a Lien on any real, personal or mixed property of that Grantor as security for the Secured Obligations, as any of the foregoing may be amended, restated and/or modified from time to time.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 2.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Section 13.1 of the NPA, shall include its successors and assigns.

“Controlled Foreign Corporation” means a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and the Secured Party, in substantially the form of Exhibit A.

“Copyrights” means any and all rights in any works of authorship and derivative works, whether published or unpublished, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 3, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Excluded Account” means any deposit, commodities or securities account (i) that is used solely for payroll, payroll taxes and other employee wage and benefit payments; (ii) that solely functions as a trust, fiduciary, escrow, withholding or tax payment account; (iii) that is a deposit account subject to a zero balance; or (iv) that does not as of the end of any Business Day have cash, investment property, or other amounts, including Cash Equivalents, on deposit therein in excess of (i) $100,000 individually, or $250,000 in the aggregate, for all such accounts.

“Excluded Subsidiary” means each of Gelesis Securities Corporation, One S.r.l, Gelesis S.r.l., and Fondo per la Ricerca e l’Innovazione SRL.

“Excluded Property” means any of the following:

(a)            any general intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement to which any Grantor is a party or any of its rights, title or interests thereunder if and only to the extent that the grant of a security interest hereunder shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such authorization, permit, lease, license, contract, franchise, charter, Intellectual Property, property right or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that the Collateral shall include (and such Security Interest shall attach and the definition of Excluded Property shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or agreement not subject to the provisions specified above;

(b)            any letter-of-credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

(c)            Capital stock in (i) in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such capital stock is prohibited by the documents covering such joint venture; or (ii) any Excluded Subsidiary;

(d)            Excluded Accounts;

(e)            (i) with respect to any Trademarks, applications in the PTO to register Trademarks on the basis of any of Grantor’s “intent to use” such Trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the PTO, whereupon such application shall be automatically subject to the Security Interest granted herein and deemed to be included in the Collateral, and (ii) with respect to any other Trademark or any Patents or Copyrights, such Trademarks, Patents or Copyrights will not be deemed to be Collateral if the creation of a Security Interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the Code or other applicable law;

(f)            margin stock (within the meaning of Regulation U issued by the Federal Reserve Board) to the extent the creation of a Security Interest therein in favor of the Secured Party will result in a violation of Regulation U issued by the Federal Reserve Board;

(g)            any property subject to a purchase money arrangement or capital lease obligation constituting Permitted Debt to the extent that a grant of a Security Interest therein would violate or invalidate such purchase money arrangement or capital lease obligation or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Code as in effect in the relevant state or any other applicable law governing such prohibition;

(h)            assets to the extent as to which pledges thereof of Security Interest therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of (i) any governmental authority or (ii) similar regulatory third party, in each case, except to the extent such consent has been obtained).

“Federal Reserve Board” means the United States Federal Reserve Board of Governors.

“Foreign Subsidiary Holding Company” means any direct or indirect subsidiary of a Grantor that has no material assets other than equity and/or indebtedness of one or more Controlled Foreign Corporations.

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under hedge agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such hedge agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantors” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Section 13.1 of the NPA, shall include its successors and assigns.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all (i) Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, operating manuals, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all copies and embodiments of any of the foregoing (in whatever form or medium), (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all rights corresponding thereto throughout the world.

“Intellectual Property Licenses” means, with respect to any Grantor (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 3, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Party’s rights under the Note Documents, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to clause (i) and (ii) above, including payments there under and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future breach or violations thereof, and (v) all rights corresponding thereto throughout the world.

“Investment Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, including all Pledged Operating Agreements and Pledged Partnership Agreements.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Mortgage” means any deed of trust, mortgage, deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate made by any Grantor in favor of, or for the benefit of, the Secured Party, in form and substance reasonably satisfactory to the Secured Party (taking into account the law of the jurisdiction in which such deed of trust, mortgage, deed to secure debt or other document is to be recorded).

“Negotiable Collateral” means letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), instruments, promissory notes, drafts and documents (as each such term is defined in the Code) and Pledged Notes.

“Note Documents” means the Notes, the NPA and the Collateral Documents.

“NPA” has the meaning set forth in the preamble hereto.

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and the Secured Party, in substantially the form of Exhibit B.

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 3, (ii) all continuations, divisionals, continuations-in- part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, or violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, or violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Permitted Lien” means any Lien permitted pursuant to Section 10(b) of the NPA.

“Pledged Companies” means each Person listed on Schedule 4 as a “Pledged Company”, together with each other Person, all or a portion of whose capital stock is acquired or otherwise owned by a Grantor after the Issue Date (in each case, other than a Person where all of the capital stock in such Person owned by a Grantor is Excluded Property).

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the capital stock listed on Schedule 4 and all other capital stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including on each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the capital stock, the right to receive any certificates representing any of the capital stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, in each case other than Excluded Property.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit D.

“Pledged Notes” means all of each Grantor’s right, title and interest in and to all of the promissory notes listed on Schedule 4 and all other promissory notes now owned or hereafter acquired by such Grantor, and all substitutions therefor and replacements thereof and all proceeds thereof and all rights relating thereto, in each case other than Excluded Property.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, in each case other than Excluded Property.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, in each case other than Excluded Property.

“Proceeds” has the meaning specified therefor in Section 2.

“PTO” means the United States Patent and Trademark Office.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Grantor.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means the obligations of any Grantor and any other obligor under the Note Documents (i) to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due, in each case, under or in connection with the NPA, the Notes and any other Note Document, and (ii) to perform all of their other respective obligations to the Initial Holder and the Holders under the Note Documents, in each case, according to the respective terms thereof.

“Security Interest” has the meaning specified therefor in Section 2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and the Secured Party, in substantially the form of Exhibit C.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, trade styles, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 3, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations, or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

“URL” means “uniform resource locator,” an internet web address.

“Vehicles” means motor vehicles and other assets subject to a certificate of title statute.

2.            Grant of Security.

(a)            Each Grantor hereby unconditionally grants to the Secured Party to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

 (i)            all of such Grantor’s Accounts;

 (ii)           all of such Grantor’s Books;

 (iii)          all of such Grantor’s Chattel Paper;

 (iv)          all of such Grantor’s Deposit Accounts and Securities Accounts (including any escrow accounts);

 (v)           all of such Grantor’s Goods, Equipment and Fixtures;

 (vi)          all of such Grantor’s General Intangibles;

 (vii)         all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

 (viii)        all of such Grantor’s Documents;

 (ix)          all of such Grantor’s Inventory;

 (x)           all of such Grantor’s Investment Property;

 (xi)          all of such Grantor’s Negotiable Collateral;

 (xii)         all of such Grantor’s Supporting Obligations;

 (xiii)        all of such Grantor’s Commercial Tort Claims;

 (xiv)        all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

 (xv)         all of such Grantor’s money or cash equivalents or other assets of such Grantor that now or hereafter come into existence, whether or not in the possession, custody, or control of the Secured Party (or its agent or designee) or the Secured Party; and

 (xvi)        all of the Proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Collateral Support, Deposit Accounts, Securities Accounts, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Intellectual Property Licenses, Inventory, Pledged Interests, Investment Property, Negotiable Collateral, Supporting Obligations, Vehicles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Secured Party from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary the term “Collateral” shall not include any Excluded Property, no security interest shall be granted on any such Excluded Property, and no perfection action required under this Agreement shall be required with respect to any Excluded Property.

3.            Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Secured Party, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

4.            Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the NPA or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the NPA and the other Note Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until the occurrence and continuance of an Event of Default.

5.            Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Party that as of the Issue Date:

(a)            The exact legal name (within the meaning of Section 9-503 of the Code) of each Grantor, type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer or tax identification number are set forth on Schedule 1.

(b)            Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 1; each grantor has no other places of business except those set forth on Schedule 1. As of the Issue Date, all of each Grantor’s locations where Collateral is located are listed on Schedule 1. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and set forth on Schedule 1 and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as set forth on Schedule 1.

(c)            Schedule 2 sets forth all Commercial Tort Claims of any Grantor for which the expected amount recoverable exceeds $500,000.

(d)            Schedule 3 provides a complete and correct list of (i) all registered Copyrights owned by any Grantor and all applications for registration of Copyrights owned by any Grantor, (ii) all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property that is material to the business of such Grantor owned or controlled by such Grantor to any other Person other than non-exclusive licenses granted in the ordinary course of business or (B) any Person has granted to any Grantor any exclusive license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor, other than licenses of commercially-available software, (iii) all Patents owned by any Grantor and all applications for Patents owned by any Grantor, and (iv) all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(e)            This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Secured Party, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 5. Upon the making of such filings, the Secured Party shall have a perfected security interest in and upon the Collateral (subordinate only to Permitted Liens) to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 5, all action necessary to protect and perfect the Security Interest in the United States in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(f)            Schedule 4 provides a complete and correct list of all capital stock owned by any Grantor and all other investment property owned by any Grantor.

(g)            (i) Except for the Security Interest created hereby, each Grantor is the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 4 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date, (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid, nonassessable, and, to the extent that (x) such Pledged Interests are “securities” for purposes of Articles 8 and 9 of the Code or (y) the applicable Pledged Company has elected to have such Pledged Interests treated as “securities” for such purposes, certificated and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding capital stock of the Pledged Companies of such Grantor identified on Schedule 4 as supplemented or modified by any Pledged Interests Addendum, (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to the Secured Party as provided herein, (iv) all actions necessary to perfect and establish, or otherwise protect, the Secured Party’s Liens in the Investment Property, and the proceeds thereof, will have been duly taken (provided that no perfection actions shall be required with respect to any Investment Property in any jurisdiction outside of the United States of America), upon (A) the execution and delivery of this Agreement, (B) the taking of possession by the Secured Party (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to the Secured Party) endorsed in blank by the applicable Grantor, and (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 5 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (v) each Grantor has delivered to and deposited with the Secured Party all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to the Secured Party) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(h)            No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required (x) in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and (y) in connection with the voting or disposition of Pledged Interests or any other Collateral in order to comply with applicable law. No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(i)            Schedule 6 provides a complete and correct list of all of the Deposit Accounts and Securities Accounts owned by any Grantor as of the Issue Date.

(j)            To each Grantor’s knowledge, there is no default, breach, violation, or event of acceleration existing under any Pledged Note and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(k)            Schedule 7 provides a complete and correct list of all of the Negotiable Collateral owned by any Grantor.

(l)            As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Code as in effect in any relevant jurisdiction.

6.            Covenants. Each Grantor, jointly and severally, covenants and agrees with the Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement it shall comply with each of the following terms.

(a)            Possession of Collateral.

 (i)            In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper, in each case, having an aggregate value or face amount of $500,000 or more, the Grantors shall promptly (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion) after receipt thereof) notify the Secured Party in writing thereof, and if and to the extent that perfection or priority of the Secured Party’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion)), shall endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to the Secured Party, together with such undated powers (or other relevant document of transfer acceptable to the Secured Party) endorsed in blank and shall execute such other documents and instruments as shall be necessary to protect the Secured Party’s security interest therein.

 (ii)            Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any capital stock in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Code or (b) certificate any capital stock in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, (i) each such certificate shall be delivered to the Secured Party and (ii) such Grantor shall fulfill all other requirements under Section 2 applicable in respect thereof.

 (iii)            Each Grantor hereby agrees that if any of the Pledged Interests is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary to perfect a security interest in such Pledged Interests, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Secured Party the right to transfer such Pledged Interests under the terms hereof, (ii) after the occurrence and during the continuance of any Event of Default, it will without further consent by the applicable Grantor comply with instructions of the Secured Party or its nominee with respect to the Pledged Interests, including upon request, (A) cause the organization documents of each such issuer that is a Subsidiary of a Grantor to be amended to provide that such Pledged Interests shall be treated as “securities” for purposes of the Code and (B) cause such Pledged Interests to become certificated and delivered to the Secured Party, (iii) agree that the “issuer’s jurisdiction” (as defined in Section 8-110 of the Code) is the State of New York, (iv) agree to notify the Secured Party upon obtaining actual knowledge of any interest in favor of any person in the applicable Pledged Interests that is materially adverse to the interest of the Secured Party therein, other than any Permitted Liens and (v) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Interests hereunder in the name of the Secured Party or its nominee or the exercise of voting rights by the Secured Party or its nominee to the extent permitted hereunder.

(b)            Chattel Paper.

 (i)            Promptly after acquiring any electronic Chattel Paper (except to the extent constituting Excluded Property) with an aggregate value or face amount equal to or in excess of $500,000 (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion) after receipt thereof) each Grantor shall notify the Secured Party in writing thereof, and shall promptly (and in any event within thirty (30) days) take all steps reasonably necessary to grant the Secured Party control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $500,000 (except to the extent constituting Excluded Property); and

 (ii)            If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the NPA), promptly mark such Chattel Paper and instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of PureTech Health LLC, as the Secured Party (as each such capitalized terms are defined in that certain Security and Pledge Agreement, dated as of February 21, 2023 (as amended, restated or otherwise modified from time to time), by and among Gelesis Holdings, Inc. and the other Grantors identified therein and PureTech Health LLC, as the Secured Party)” (except to the extent constituting Excluded Property).

(c)            [Reserved].

(d)            [Reserved].

(e)            Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $500,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within thirty (30) days of obtaining such Commercial Tort Claim), notify the Secured Party, in writing, upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within thirty (30) days of obtaining such Commercial Tort Claim (or such later date as may be agreed to by the Secured Party in its sole discretion) after delivery of notice to the Secured Party), amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things reasonably necessary to protect the Secured Party’s security interest therein (except to the extent constituting Excluded Property).

(f)             Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts constituting Collateral with the United States of America or any department, agency, or instrumentality thereof (other than with respect to Excluded Property), the Grantors shall promptly (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion) of the creation thereof) notify the Secured Party, in writing, thereof and, promptly (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion) after delivery of notice to the Secured Party), execute an assignment instrument, and take any steps reasonably required in order that all moneys due or to become due under such contract or contracts shall be assigned to the Secured Party (except to the extent constituting Excluded Property) to the extent permitted by applicable law.

(g)            Intellectual Property.

 (i)            In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Secured Party one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, to further evidence the Secured Party’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby (except in each case to the extent that any of the foregoing constitute Excluded Property), including, commencing on the six-month anniversary hereof and each six-month anniversary hereafter documentation sufficient to perfect the Secured Party’s Liens on such Intellectual Property or Intellectual Property License for all new Patents or Trademarks that are registered or the subject of pending applications1 for registrations, and of all exclusive Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were entered into, acquired, registered, or for which applications for registration were filed by any Grantor during the immediately preceding six-month period and any statement of use or amendment to allege use was filed with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate governmental authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property.

 (ii)           Each Grantor shall have the duty, with respect to all Intellectual Property owned by such Grantor (whether now existing or hereafter required) that is material to and necessary in the conduct of such Grantor’s business, to take all reasonable and necessary measures to protect and diligently enforce and defend at such Grantor’s expense all of such Intellectual Property, in such Grantor’s reasonable business judgment, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of non-contestability. Each Grantor further agrees not to abandon any Intellectual Property or terminate any Intellectual Property License that is material to and necessary in the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is material to and necessary in the conduct of such Grantor’s business.

 (iii)          Each Grantor acknowledges and agrees that the Secured Party shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that the Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys, agents and other professionals) shall be for the sole account of such Grantor.

1 Note to Goodwin: Do any of the Grantors have any pending registration applications? Please refer to IP schedules provided by the company. We will also provide IP search results once available.

 (iv)          Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is material to and necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements, (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(h)            Investment Property.

 (i)            If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within thirty (30) days (or such later date as may be agreed to by the Secured Party in its sole discretion) of acquiring or obtaining such Collateral) deliver to the Secured Party a duly executed Pledged Interests Addendum identifying such Pledged Interests.

 (ii)           Upon the occurrence and during the continuance of an Event of Default, following the request of the Secured Party, all sums of money and property paid or distributed in respect of the Investment Property (except to the extent constituting Excluded Property) that are received by any Grantor shall be held by the Grantors in trust for the benefit of the Secured Party segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Secured Party in the exact form received.

 (iii)          No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, if the same is prohibited pursuant to the NPA.

 (iv)          Each Grantor agrees that it will cooperate with the Secured Party in obtaining all necessary and customary approvals and making all necessary and customary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof (except, in each case, to the extent constituting Excluded Property).

 (v)           As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.

(i)             [Reserved].

(j)             Transfers and Other Liens. No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted by the NPA, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Secured Party’s consent to any sale or other disposition of any of the Collateral except as permitted in this Agreement or the other Note Documents.

(k)            Pledged Notes. Upon the occurrence and during the continuance of an Event of Default, Grantors (i) without the prior written consent of the Secured Party, will not (A) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than dispositions permitted under the NPA, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to the Secured Party copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(l)             Accounts.

(i)             Each Grantor shall keep and maintain at its own cost and expense complete records of Accounts, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Secured Party’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Secured Party or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Secured Party may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Secured Party’s security interest therein without the consent of any Grantor. Upon the occurrence and during the continuance of any Event of Default, each Grantor shall legend, at the request of the Secured Party and in form and manner satisfactory to the Secured Party, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Secured Party and that the Secured Party has a security interest therein.

 (ii)           So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Secured Party shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

 (iii)          The Secured Party shall have the right (but not the obligation) at any time or times, in the name of any applicable Grantor, in the Secured Party’s name or in the name of a nominee of the Secured Party, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise, and each Grantor shall cooperate fully with the Secured Party in an effort to facilitate and promptly conclude any such verification process.

(m)            Inventory.

 (i)            Each Grantor shall at all times maintain inventory records by keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Grantor’s cost therefore and monthly withdrawals therefrom and additions thereto.

 (ii)           Except where the failure to do so could not reasonably be expected to result in a material adverse effect, the Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws.

 (iii)          Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.

(n)            Updated Collateral Information.

 (i)            Such Grantor shall furnish or cause to be furnished to the Secured Party, annually, not later than sixty days after the end of each calendar year, such updates to the information disclosed pursuant to this Agreement, including any of Schedules 1 through 7 hereto, such that such updated information and exhibits are true and correct as of the date so furnished.

 (ii)            Each Grantor agrees promptly (and in any event within thirty (30) calendar days (or such later date as may be agreed to by the Secured Party in its sole discretion) of such change) to notify the Secured Party in writing of any change in (A) legal name of any Grantor, (B) the type of organization of any Grantor, (C) the jurisdiction of organization of any Grantor, or (D) the chief executive office of any Grantor and take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

7.            Relation to Other Note Documents. The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.

(a)            NPA. In the event of any conflict between any provision in this Agreement and a provision in the NPA, such provisions of the NPA shall control.

(b)            Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of the Secured Party hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

8.            Further Assurances.

(a)            Each Grantor agrees that, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further actions (including the filing of UCC-3 continuation statements), that are necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)            Each Grantor authorizes the filing by the Secured Party (with no obligation) of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Secured Party such other instruments or notices, as the Secured Party may reasonably request, in order to perfect and preserve the Security Interest purported to be granted hereby.

(c)            Each Grantor authorizes the Secured Party (with no obligation) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

(d)            Notwithstanding anything to the contrary in this Section 8 or elsewhere in any Note Document, no perfection action shall be required consisting of (i) entering into any security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, (ii) taking any actions to perfect a security interest in letters of credit or letter of credit rights other than the filing of a UCC-1 financing statement, (iii) perfecting any security interest in (x) any real property (whether fee owned or leasehold) or (y) any Vehicles, airplanes, vessels and other assets subject to certificates of title, (iv) obtaining any landlord waivers, bailee letters or waivers or the like, or (v) obtaining control agreements with respect to any Deposit Account or Securities Account.

9.            Secured Party’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Secured Party (or its designee), without obligation, (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any capital stock that is pledged hereunder be registered in the name of the Secured Party or any of its nominees.

10.          Secured Party Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under any Note Document, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)            to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)            to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Secured Party;

(c)            to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)            to file any claims or take any action or institute any proceedings which may be necessary to protect the Secured Party’s security interest;

(e)            to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)             to use any Intellectual Property or exercise any rights under Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)            the Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Secured Party shall commence any such suit, the appropriate Grantor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by the Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.          Secured Party May Perform. If any Grantor fails to perform any agreement contained herein, the Secured Party may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.          Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.

13.          Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, the Secured Party or the Secured Party’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to the Secured Party or that the Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the applicable Note Documents.

14.          Disposition of Pledged Interests by the Secured Party. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof are expected to be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Interests or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

15.          Voting and Other Rights in Respect of Pledged Interests.

(a)            Upon the occurrence and during the continuation of an Event of Default, (i) the Secured Party shall have the right, at its option, and in addition to all rights and remedies available to the Secured Party hereunder or under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if the Secured Party duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Secured Party, such Grantor’s true and lawful attorney-in-fact and irrevocable proxy to vote such Pledged Interests in any manner the Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b)            For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Secured Party or the value of the Pledged Interests.

16.           Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)            the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Secured Party without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at one or more locations where such Grantor regularly maintains Collateral, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9- 611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable disposition (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)            The Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Secured Party.

(c)            [Reserved].

(d)            Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations pursuant to the terms of the NPA. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)            Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Secured Party shall have the right to an immediate writ of possession without notice of a hearing. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Secured Party.

17.          Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.

18.          Application of Proceeds. (a) The proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Secured Obligations pursuant to the exercise by the Secured Party of its remedies shall be applied, together with any other sums then held by the Secured Party pursuant to this Agreement, as follows: (i) first, to amounts, if any, owing to the Secured Party in its capacity as agent for the Holders; (ii) second, ratably to amounts owing to holders of the Secured Obligations in accordance with the terms of the NPA; and (iii) third, to the applicable Grantor and/or other persons entitled thereto. (b) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery for distribution in accordance with this Section 15.

19.          Impairment. None of the Grantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral.

20.          Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

21.           Indemnity and Expenses.

(a)            Each Grantor agrees to indemnify the Secured Party from and against all claims, lawsuits and liabilities (including attorneys’ fees) arising out of or resulting from this Agreement (including the enforcement of this Agreement) or any other Note Documents to which such Grantor is a party in accordance with and to the extent set forth in the NPA. This provision shall survive the termination of this Agreement and the NPA, the resignation or removal of the Secured Party and the repayment of the Secured Obligations.

(b)            Grantors, jointly and severally, shall, upon written demand therefore and with reasonable detailed documentation thereof, pay to the Secured Party all the expenses which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Note Documents, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

22.           Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Party and each Grantor to which such amendment applies. The Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy which the Secured Party would otherwise have had on any other occasion. Any waivers, amendments or otherwise occurring under this Agreement or any Collateral Document must occur in compliance with the NPA.

23.          Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Secured Party at its address specified in the NPA, and to any of the Grantors at their respective addresses specified in the NPA, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

24.          Continuing Security Interest; Releases and Assignments.

(a)            This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Secured Obligations have been paid in full in accordance with the provisions of the Note Documents, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Secured Party, and its successors, transferees and assigns.

(b)            The Security Interests securing the Secured Obligations shall be released with respect to any Collateral, (i) in whole or in part, to the extent the release of such Security Interests in such Collateral is provided for, or permitted by, and in accordance with, the terms of the NPA and any other Note Document (other than this Agreement) governing such Secured Obligations, or (ii) as otherwise authorized by the prior written consent of the Secured Party.

(c)            At the time of any release pursuant to clause (b) above, all rights to the Collateral released shall revert to the Grantors or any other Person entitled thereto, and the Secured Party shall return to the Grantors any such released Collateral in its possession. The Secured Party will provide evidence of such release, if reasonably requested by the Grantors, at the expense of the Grantors.

(d)            No transfer or renewal, extension, assignment, or termination of this Agreement or of the NPA or any other Note Document or any other instrument or document executed and delivered by any Grantor to the Secured Party nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by the Secured Party, nor any other act of the Secured Party shall release any Grantor from any obligation, except a release in accordance with this Section 24.

25.          Governing Law.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)            Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York, (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

26.          Reserved.

27.          Miscellaneous.

(a)            This Agreement is a Note Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Note Document mutatis mutandis.

(b)            Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)            Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)            Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any the Secured Party or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)            The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)             Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(g)            All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

28.          Post-Closing Matters.

(a)            The Grantors hereby agree to deliver to the Secured Party, on or prior to the date that is twenty (20) calendar days (or such longer time as agreed by Secured Party in its sole discretion) after the Issue Date, all documents representing all Pledged Interests and Pledged Notes and related undated powers or endorsements duly executed in blank; and

(b)            The Grantors hereby agree to deliver to the Secured Party, on or prior to the date that is sixty (60) calendar days (or such longer time as agreed by Secured Party in its sole discretion) after the Issue Date, insurance certificates and applicable endorsements, naming the Secured Party as an additional insured or mortgagee/loss payee thereunder, as applicable, under any insurance maintained by the Grantors;

(c)            The Grantors hereby agree enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Account Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any Excluded Accounts); provided, it is agreed and understood that the Grantors shall have until the date that is forty-five (45) days following the Issue Date (or such longer time as agreed by Secured Party in its sole discretion) to comply with the provisions of this Section 28(c) with regard to accounts (other than Excluded Accounts).

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	GELESIS HOLDINGS, INC.

	By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	Chief Executive Officer

GELESIS, INC.

By:	/s/ Yishai Zohar
Name:	Yishai Zohar
Title:	Chief Executive Officer

GELESIS 2012, INC.

By:	/s/ Yishai Zohar
Name:	Yishai Zohar
Title:	Chief Executive Officer

GELESIS, LLC

By:	/s/ Yishai Zohar
Name:	Yishai Zohar
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

SECURED PARTY:	PURETECH HEALTH LLC

	By:	/s/ Bharatt Chowrira
	Name:	Bharatt Chowrira
	Title:	President